UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 5, 2012

Genesee & Wyoming Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 629-3722

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On November 5, 2012, Genesee & Wyoming Inc. (the Company) issued a press release reporting financial results for the third quarter of 2012. A copy of the press release is attached hereto as Exhibit 99.1. The attached Exhibit 99.1 is furnished in its entirety pursuant to this Item 2.02 and is incorporated into this Item 2.02 by reference.

ITEM 7.01. Regulation FD Disclosure.

As previously announced, the Company completed its acquisition of RailAmerica, Inc. (RailAmerica) on October 1, 2012.  Immediately following the completion of the acquisition, the Company transferred the stock of RailAmerica to a voting trustee to hold such shares of stock in trust while the U.S. Surface Transportation Board considers the Company’s pending application to control RailAmerica’s railroads. During the period that RailAmerica is held in trust, the Company will account for its ownership under the equity method of accounting.

On November 5, 2012, RailAmerica issued a press release reporting financial results for the third quarter of 2012. A copy of the press release is attached hereto as Exhibit 99.2. The attached Exhibit 99.2 is furnished in its entirety pursuant to this Item 7.01 and is incorporated into this Item 7.01 by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release, dated November 5, 2012, announcing the Company's results for the third quarter of 2012

99.2 Press release, dated November 5, 2012, announcing RailAmerica’s results for the third quarter of 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

Date:	November 5, 2012	By:	/s/ Timothy J. Gallagher
			Name:	Timothy J. Gallagher
			Title:	Chief Financial Officer